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                                                                     EXHIBIT 5.1





                       FIRST AMENDMENT TO CREDIT AGREEMENT

         FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 2, 1999 (this "AMENDMENT"), to the Credit Agreement, dated as of June 30, 1999 (as amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT", as amended hereby, the "CREDIT AGREEMENT"), among GENESIS WORLDWIDE, INC., formerly THE MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "BORROWER"), the Several Lenders from time to time parties thereto (the "LENDERS") and ING (U.S.) CAPITAL LLC, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

                                    RECITALS

         The Borrower has requested the Administrative Agent and the Lenders to agree to amend and waive certain provisions of the Existing Credit Agreement as set forth in this Amendment. The Administrative Agent and the Lenders parties hereto are willing to agree to such amendments and waivers, but only on the terms and subject to the conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:


               DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

               AMENDMENTS.

       (a)  Section 8.2 of the Existing Credit Agreement is hereby amended by
(i) deleting the word "and" at the end of clause (e) thereof, (ii) renumbering the existing clause (f) to be clause (g), and (iii) adding a new clause (f) to read in its entirety as follows:

            "(f) as soon as available, but in any event not later than 30 days after the end of each calendar month, a schedule of backlog, bookings and sales of the Borrower and each of its Subsidiaries for such month, in a form acceptable to the Administrative Agent; and"

       (b) Section 9.1 of the Existing Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 9.1 to read in its entirety as follows:

            "(a)   SENIOR LEVERAGE RATIO. Permit, for any period of four
            consecutive fiscal quarters ending during a period set forth below, the ratio of (i) Consolidated Senior Indebtedness to (ii) Consolidated EBITDA to be greater than the amount set forth opposite such period below; PROVIDED, that in calculating Consolidated EBITDA for the periods of four fiscal quarters ending September 30, 1999,

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            December 31, 1999 and March 31, 2000, Consolidated EBITDA for the
            fiscal quarters ending December 31, 1998, March 31, 1999, and June 30, 1999 shall be deemed to be $5,250,000, $5,250,000 and
            $5,250,000, respectively:


                             ---------------------------------------- ------------------------------

                                       Test Period Ending                         Ratio
                             ---------------------------------------- ------------------------------

                                             9/30/99                              4.60
                             ---------------------------------------- ------------------------------
                                            12/31/99                              5.20
                             ---------------------------------------- ------------------------------
                                             3/31/00                              4.70
                             ---------------------------------------- ------------------------------
                                             6/30/00                              4.00
                             ---------------------------------------- ------------------------------
                                             9/30/00                              3.50
                             --------------------------------------- ------------------------------
                                     12/31/00 and thereafter                      2.50
                             ---------------------------------------- ------------------------------


                  (b) INTEREST COVERAGE. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period, to be less than the amount set forth opposite such period below:


                             ---------------------------------------- ------------------------------

                                       Test Period Ending                         Ratio
                             ---------------------------------------- ------------------------------
                                             9/30/99                              1.20
                             ---------------------------------------- ------------------------------
                                            12/30/99                              1.25
                             ---------------------------------------- ------------------------------
                                             3/31/00                              1.40
                             ---------------------------------------- ------------------------------
                                             6/30/00                              1.75
                             ---------------------------------------- ------------------------------
                                             9/30/00                              2.00
                             ---------------------------------------- ------------------------------
                                            12/31/00                              2.75
                             ---------------------------------------- ------------------------------
                                             3/31/01                              2.85
                             ---------------------------------------- ------------------------------
                                             6/30/01                              3.00
                             ---------------------------------------- ------------------------------
                                             9/30/01                              3.10
                             ---------------------------------------- ------------------------------
                                            12/31/01                              3.20
                             ---------------------------------------- ------------------------------
                                             3/31/02                              3.30
                             ---------------------------------------- ------------------------------
                                             6/30/02                              3.40
                             ---------------------------------------- ------------------------------
                                     9/30/02 and thereafter                       3.50
                             ---------------------------------------- ------------------------------


                  (c) MINIMUM FIXED CHARGE COVERAGE. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, the ratio of
                  (i) the sum of (A)



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                  Consolidated EBITDA and (B) Consolidated Lease Expense to (ii)
                  Consolidated Fixed Charges to be less than the ratio set forth opposite such period below:

                            ---------------------------------------- ------------------------------

                                           Test Period                            Ratio
                             ---------------------------------------- ------------------------------
                                             9/30/99                              0.60
                             ---------------------------------------- ------------------------------
                                            12/31/99                              0.65
                             ---------------------------------------- ------------------------------
                                             3/31/00                              0.70
                             ---------------------------------------- ------------------------------
                                             6/30/00                              0.85
                             ---------------------------------------- ------------------------------
                                             9/30/00                              1.00
                             ---------------------------------------- ------------------------------
                                     12/31/00 and thereafter                      1.25
                             ---------------------------------------- ------------------------------

                  (d) MAINTENANCE OF CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time, to be less than the sum of (i) $44,000,000 less any net losses from the write down of assets recorded prior to September 30, 2000 relating to the sale of the machine tool division and (ii) the sum of 75% of Adjusted Consolidated Net Income for each fiscal quarter ended prior to such time, commencing with the fiscal quarter ended September 30, 1999."

         (c) Section 10 of the Existing Credit Agreement is hereby amended by (i) adding the word "or" at the end of clause (l) thereof and (ii) adding a new clause (m) to read in its entirety as follows:

                  "(m) (i) the Plan Termination shall not have occurred on or prior to February 28, 2000, (ii) the net proceeds of the Plan Termination shall have been less than $9,500,000 or shall not have been received by the Administrative Agent pursuant to Section 5.5(b)(i) hereof on or prior to February 28, 2000; or (iii) the Term Loans shall not have been prepaid with the proceeds of the Plan Termination together with any other amounts prepaid in an amount not less than $10,000,000 on or prior to February 28, 2000;

                  3. WAIVER. Each of the Administrative Agent and the Lenders hereby waives any Default or Event of Default under the Existing Credit Agreement as of September 30, 1999 arising solely from the Borrower's failure to comply with Section 9.1 of the Existing Credit Agreement as of such date.

                  4. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that (i) this Amendment has been executed and delivered by the Borrower, the Required Lenders and each of the Guarantors and (ii) the Side Letter, dated as of December 2, 1999, between the Borrower and the Administrative Agent, has been executed and delivered by the Borrower.

                  5. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the amendments and waiver provided for herein, the representations and warranties contained in the Credit


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         Agreement and the other Loan Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

                  6. NO OTHER AMENDMENTS AND WAIVERS. Except as expressly amended and waived hereby, the Credit Agreement, the Notes and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

                  7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8. EXPENSES. The Borrower agrees to pay and reimburse the Administrative Agent for all of the out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft, counsel to the Administrative Agent.

                  9. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]










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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.


                                    GENESIS WORLDWIDE, INC., formerly
                                    THE MONARCH MACHINE TOOL COMPANY,
                                    as Borrower



                                    By: /s/ Karl A. Frydryk
                                        --------------------
                                        Name:  Karl A. Frydryk
                                        Title: Vice President & CFO


                                    ING (U.S.) CAPITAL LLC, as Administrative
                                    Agent and as Lender



                                    By: /s/ Robert L. Fellows
                                        ----------------------
                                        Name:  Robert L. Fellows
                                        Title: Director




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         The undersigned guarantors hereby consent and agree to the foregoing
Amendment:


                                        PRECISION INDUSTRIAL CORPORATION


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Vice President & CFO




                                        HERR-VOSS INDUSTRIES, INC.




                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Vice President & CFO


                                        GENCOAT INC.


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Treasurer


                                        GENSYSTEMS INC.


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Secretary & Treasurer


                                        SALEM INTERNATIONAL SERVICES, INC.


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Vice President, CFO & Treasurer







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                                        GENINTERNATIONAL INC.


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Secretary & Treasurer


                                        GENSYSTEMS SERVICES INC.


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Secretary & Treasurer


                                        WLT CORPORATION


                                        By: /s/ Karl Frydryk
                                           ------------------
                                        Name: Karl Frydryk
                                        Title:   Vice President, CFO & Treasurer









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